UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:October 13, 2005

(Date of earliest event reported)

Opta Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Bayshore Highway, Suite 740, Burlingame, CA		94010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 579-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

As previously reported, on July 26, 2005 pursuant to a Participation Agreement (the “Participation Agreement”) between Opta Corporation (“Opta”) and Wells Fargo Business Credit, a division of Wells Fargo Bank, NA (“Wells”), Opta acquired an 80% participation interest in the credit facility of Opta Systems, LLC d/b/a GoVideo (“GoVideo”), Opta’s wholly-owned subsidiary, under the Credit and Security Agreement dated as of July 21, 2003, as amended to date (the “Wells Credit Agreement”) between GoVideo and Wells.  On October 13, 2005, Opta amended the Participation Agreement to provide for revolving advances in an amount up to $2,000,000 over the borrowing base (such revolving advances over the borrowing base to be referred to as “Overline Advances”) and as a result, Opta’s participation percentage shall be 80% with respect to the revolving advances that are not Overline Advances and 100% with respect to Overline Advances.  The maximum amount of the line of credit remains at $4,000,000.  On the same date, GoVideo amended the Wells Credit Agreement to extend the forbearance period to January 16, 2006, extend the deadline for making the second $150,000 installment of the forbearance fee until January 4, 2006 and provide for the Overline Advances described above.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date:	October 19, 2005	By:	/s/ Vincent Yan
Vincent Yan
President and CEO